                                                                    EXHIBIT 12.1

                           UNION PLANTERS CORPORATION
         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                 SIX MONTHS
                                                ENDED JUNE 30,                   YEARS ENDED DECEMBER 31,
                                             ------------------  ---------------------------------------------------------
                                               1999       1998      1998       1997        1996         1995       1994
                                             -----------------------------------------------------------------------------
INCLUDING INTEREST ON DEPOSITS:                                         (Dollars in thousands)
  Earnings before Income Taxes               $306,989  $286,389  $  371,922  $  515,849  $  445,757  $  471,537  $324,440

  Add:
     Interest Expense & Amortization
        of Debt Issuance Costs                512,600   550,379   1,107,148   1,064,586   1,011,241     897,649   654,258
     Portion of Operating Lease Rents
     Representative of the Interest Factor      5,198     4,588      10,760       8,797       7,475       8,090     7,394
                                             --------  --------  ----------  ----------  ----------  ----------  --------
  Earnings As Adjusted                       $824,787  $841,356  $1,489,830  $1,589,232  $1,464,473  $1,377,276  $986,092
                                             ========  ========  ==========  ==========  ==========  ==========  ========

FIXED CHARGES:
  Deposits                                   $419,300  $442,438  $  896,062  $  853,921  $  810,580  $  744,815  $555,814
  Interest on Short-term borrowings            45,342    38,113      79,415      88,753     100,498      70,894    46,494
  Interest on FHLB Advances & other
  Long-term Debt                               47,958    69,828     131,671     121,912     100,163      81,940    51,950
                                             --------  --------  ----------  ----------  ----------  ----------  --------

  Total Interest Expense &
  Amortization of Debt Issuance Costs         512,600   550,379   1,107,148   1,064,586   1,011,241     897,649   654,258
                                             --------  --------  ----------  ----------  ----------  ----------  --------

  Capitalized Interest Expense                      0         0           0           0           0           0         0
  Portion of Operating Lease Rents
      Representative of the Interest Factor     5,198     4,588      10,760       8,797       7,475       8,090     7,394
                                             --------  --------  ----------  ----------  ----------  ----------  --------

TOTAL FIXED CHARGES                          $517,798  $554,967  $1,117,908  $1,073,383  $1,018,716  $  905,739  $661,652
                                             ========  ========  ==========  ==========  ==========  ==========  ========

CONSOLIDATED RATIO OF
    EARNINGS TO FIXED CHARGES                    1.59x     1.52x       1.33x       1.48x       1.44x       1.52x     1.49x
                                             ========  ========  ==========  ==========  ==========  ==========  ========

-----------------------------------

Due to the number of acquisitions completed over the above time periods, certain amounts were estimated due to the information not being available.

                           UNION PLANTERS CORPORATION
         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                 SIX MONTHS
                                                ENDED JUNE 30,                      YEARS ENDED DECEMBER 31,
                                             ------------------  ---------------------------------------------------------
                                               1999      1998       1998       1997         1996        1995       1994
                                             -----------------------------------------------------------------------------
EXCLUDING INTEREST ON DEPOSITS                                          (Dollars in thousands)
  Earnings before Income Taxes,              $306,989  $286,389  $  371,922  $  515,849  $  445,757  $  471,537  $324,440

  Add:
  Interest Expense & Amortization
        of Debt Issuance Costs                 93,300   107,941     211,086     210,665     200,661     152,834    98,444
  Portion of Operating Lease Rents
  Representative of the Interest Factor         5,198     4,588      10,760       8,797       7,475       8,090     7,394
                                             --------  --------  ----------  ----------  ----------  ----------  --------
  Earnings As Adjusted                       $405,487  $398,918  $  593,768  $  735,311  $  653,893  $  632,461  $430,278
                                             ========  ========  ==========  ==========  ==========  ==========  ========

FIXED CHARGES:
  Interest on Short-term borrowings          $ 45,342  $ 38,113  $   79,415  $   88,753  $  100,498  $   70,894  $ 46,494
  Interest on FHLB Advances & other
  Long-term Debt                               47,958    69,828     131,671     121,912     100,163      81,940    51,950
                                             --------  --------  ----------  ----------  ----------  ----------  --------
  Total Interest Expense & Amortization
    of Debt Issuance Costs                     93,300   107,941     211,086     210,665     200,661     152,834    98,444
                                             --------  --------  ----------  ----------  ----------  ----------  --------

  Capitalized Interest Expense                      0         0           0           0           0           0         0
  Portion of Operating Lease Rents
     Representative of the Interest Factor      5,198     4,588      10,760       8,797       7,475       8,090     7,394
                                             --------  --------  ----------  ----------  ----------  ----------  --------

TOTAL FIXED CHARGES                          $ 98,498  $112,529  $  221,846  $  219,462  $  208,136  $  160,924  $105,838
                                             ========  ========  ==========  ==========  ==========  ==========  ========

CONSOLIDATED RATIO OF
    EARNINGS TO FIXED CHARGES                    4.12x     3.55x       2.68x       3.35x       3.14x       3.93x     4.07x
                                             ========  ========  ==========  ==========  ==========  ==========  ========

---------------------------------------

Due to the number of acquisitions completed over the above time periods, certain amounts were estimated due to the information not being available.